UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2010

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33219 Forest West Street Magnolia, TX	77354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 2.03	Creation of a Direct Financial Obligation

Item 8.01	Other Information

Item 9.01	Financial Statements and Exhibits

SIGNATURES

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Acquisition of Macoven Pharmaceuticals

On September 8, 2010, Pernix Therapeutics Holdings, Inc. (“Pernix”), acting through its wholly-owned operating subsidiary Pernix Therapeutics, LLC (the “Operating Subsidiary”), entered into a Membership Interest Purchase Agreement (the “Macoven Purchase Agreement”) pursuant to which Pernix purchased 100% of the outstanding membership interests of Macoven Pharmaceuticals, L.L.C. (“Macoven”) for an aggregate purchase price of $2,200,000 (which includes inventory of approximately $1,200,000) (the “Acquisition”).  Upon the effectiveness of the Acquisition, Macoven became a wholly-owned subsidiary of Pernix.

The acquisition of Macoven was unanimously approved by a special committee comprised solely of independent directors of Pernix.  Since July 2009, Macoven has held a non-exclusive license to develop, market and sell authorized generics of Pernix branded products.  To date, Macoven has launched five Pernix-based generic products- PYRIL DM, PYRIL D, TRIP-PSE, BROM PSEUDO DM, BROM PHENYL DM.  With the acquisition of Macoven, Pernix expects the development, marketing and sale of all of Pernix’s authorized generic products to be performed exclusively by Macoven.

Prior to the acquisition, Macoven was owned 59.4% by ZInterests (a limited liability company owned by Cooper Collins, Pernix’s Chief Executive Officer and President, James Smith, a director of Pernix and two officers of Pernix), 19.8% by Mike Venters, Executive Vice President of Operations of Pernix, 19.8% by John McMahon, an employee of Macoven, and 1% by Robert Cline, Vice President of Supply Chain Management of Pernix.

As a condition to closing the acquisition, on September 8, 2010, Pernix, Macoven and John McMahon entered into an employment and non-compete agreement as an inducement to Mr. McMahon’s joining the Pernix team as Vice President of Sales of Macoven. Under the terms of the agreement, Mr. McMahon will receive an annual base salary of $208,000, and will be eligible to receive an annual cash bonus at the discretion of Pernix.

The agreement also provides the opportunity for Mr. McMahon to receive equity grants based on Macoven’s performance over six fiscal quarters, beginning with the quarter ending December 31, 2010.  In each of these quarters, Mr. McMahon is eligible to earn one share of common stock of Pernix for every one dollar in excess of $100,000 in net income generated by Macoven in each such quarter up to an aggregate maximum of the lesser of 2,000,000 shares or shares with a fair market value equaling $9.5 million.  Twenty-five percent of any share award earned by Mr. McMahon will be restricted and will only vest at the end of the quarterly period ended March 31, 2012 if (1) Macoven has positive net income for the quarter ended March 31, 2012; (2) the cumulative net income of Macoven, as measured across all six quarterly periods, exceeds $1,000,000; and (3) Mr. McMahon remains employed with Macoven.  Pernix intends to rely on the exemption from shareholder approval contained in Section 711(a) of the NYSE Amex Company Guide with respect to any issuances of shares to Mr. McMahon pursuant to the terms of his employment agreement.

All shares that may be awarded to Mr. McMahon will be subject to restrictions on sale or transfer.  Any shares issued for the first three quarterly periods may not be transferred or sold until March 15, 2012, while shares issued in the final three quarters may not be transferred or sold until March 15, 2013.  Additionally, any purported transfer of shares by Mr. McMahon is subject to a right of first refusal in favor of Pernix.

To the extent Mr. McMahon earns the maximum amount of shares that may be issued to him under his employment agreement, Pernix’s Compensation Committee will create a pool of shares, with one share of Pernix common stock for every additional dollar of net income in excess of $100,000 generated by Macoven during the six quarterly periods for which no share is awarded to Mr. McMahon,  subject to an aggregate maximum of the lesser of 2,400,000 shares or shares with a fair market value equaling $10.5 million across all six quarterly periods.  The Compensation Committee shall award the shares to employees based on their contributions to the success of Macoven.   These shares will be issued from Pernix’s 2009 Stock Incentive Plan (or such successor plan) and shall be subject to the same restrictions on transfer as shares granted to Mr. McMahon, with such other restrictions, rights and conditions as may be determined by the Compensation Committee.

Mr. McMahon’s employment agreement expires on December 31, 2013, but may be terminated by either party prior to that date in accordance with its terms.  In the event Mr. McMahon’s employment is terminated by Macoven without cause, Mr. McMahon will receive an amount equal to one year’s annual base salary and health insurance coverage for one year.  The agreement also prohibits Mr. McMahon from engaging in any business that directly or indirectly competes with Macoven’s business or soliciting any employees or customers of Macoven until 12 months after the date of the termination of his employment.

The foregoing descriptions of the Macoven Purchase Agreement and Mr. McMahon’s employment and non-compete agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the actual agreements, copies of which are filed as Exhibits 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Entry into $10,000,000 Loan Agreement

On September 8, 2010, Pernix and the Operating Subsidiary entered into a Loan Agreement (the “Loan Agreement”) with Regions Bank (“Regions”).  The Loan Agreement provides for a $5 million secured revolving line of credit (the “RLOC”) and a $5 million secured guidance line of credit (the “GLOC” and together with the RLOC, the “Loans”).  The RLOC may be used to fund working capital needs and the GLOC may be used for acquisitions of assets by Pernix or the Operating Subsidiary with the approval of Regions.

The Loans mature on September 8, 2012 and bear interest at LIBOR plus 2.5%.  We are also required to pay a closing fee of $25,000 and a quarterly availability fee of 0.25% on the available but unused amounts under the RLOC.

The Loan Agreement contains customary restrictive covenants and events of default, including cross-defaults on certain other debt, breaches of representations and warranties and breaches of covenants.

In addition, Pernix and the Operating Subsidiary are obligated to maintain (on a consolidated basis) (i) average quarterly liquidity of not less than $5 million, (ii) a ratio of funded debt to EBITDA ratio of not more than 1.00 to 1.00 (tested quarterly), and (iii) a fixed charge coverage ratio of not less than 1.25 to 1.00 (tested quarterly), all as calculated in accordance with the terms and definitions contained in the Loan Agreement.

In consideration for Regions entering into the Loan Agreement, Pernix and the Operating Subsidiary granted Regions a first priority security interest in certain of their assets, including all accounts, deposit accounts, documents, instruments, investment property, equipment, chattel paper, general intangibles, instruments, letter of credit rights, payment intangibles, software and supporting obligations, but expressly excluding all patents currently owned by Pernix or the Operating Subsidiary as well as certain trademarks.  Regions is also entitled to a first priority security interest on any intellectual property assets acquired with proceeds from the GLOC.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the actual agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Repurchase of 2,000,000 Shares of Pernix Common Stock for $1.80 Per Share

On September 10, 2010, Pernix entered into an agreement to purchase 2,000,000 shares of its common stock from David Waguespack, an employee of Pernix, at $1.80 per share.  The aggregate purchase price of $3,600,000 will be paid in equal quarterly payments of $300,000 over the next three years.  The repurchase was made pursuant to Pernix’s previously disclosed $5 million stock repurchase program and was approved by Pernix’s audit committee.

The foregoing description of the agreement to purchase Mr. Waguespack’s shares does not purport to be complete and is qualified in its entirety by reference to the complete text of the actual agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure contained in Item 1.01 titled “Acquisition of Macoven Pharmaceuticals” is hereby incorporated by reference into this Item 2.01.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION.

The disclosure contained in Item 1.01 titled “Entry into $10,000,000 Loan Agreement” is hereby incorporated by reference into this Item 2.03.

ITEM 8.01.  OTHER EVENTS.

On September 13, 2010, the Company issued a press release announcing the acquisition of Macoven, its entry into a $10 million loan agreement with Regions and the repurchase of 2,000,000 shares of Pernix common stock in a privately negotiated transaction for $1.80 per share, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit Number	Description
2.1	Membership Interest Purchase Agreement, dated September 8, 2010 by and among Pernix Therapeutics Holdings, Inc. and Michael R. Venters, John McMahon, Robert Cline, Jr. and ZInterests, L.L.C.

10.1	Employment and Non-Compete Agreement, dated September 8, 2010 by and among Macoven Pharmaceuticals, L.L.C., Pernix Therapeutics Holdings, Inc. and John McMahon.

10.2	Loan Agreement, dated September 8, 2010, by and among Pernix Therapeutics Holdings, Inc., Pernix Therapeutics, LLC and Regions Bank.

10.3	Stock Purchase Agreement by and between Pernix Therapeutics Holdings, Inc. and David Waguespack dated September 10, 2010

99.1	Press Release of Pernix Therapeutics Holdings, Inc. dated September 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: September 13, 2010	By:	/s/ Tracy Clifford
Tracy Clifford
Chief Financial Officer